UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  May 20, 2014

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 20, 2014 at the American Thoracic Society (ATS) 2014 International Conference held in San Diego, California, GlaxoSmithKline (GSK) presented a poster containing data from a Phase 3 study, “Efficacy and Safety of Once-Daily Fluticasone Furoate/Vilanterol (FF/VI) and FF Over 12 Weeks In Patients With Persistent Asthma”.  BREO® ELLIPTA® is the proprietary name in the United States (U.S.), Canada and Australia for FF/VI.  BREO® ELLIPTA® is not indicated for the relief of acute bronchospasm or for the treatment of asthma in the U.S. and Canada.  RELVAR® ELLIPTA® is the proprietary name for FF/VI outside of the U.S. and Canada.  RELVAR®/BREO® ELLIPTA® is a combination of the inhaled corticosteroid, FF, and the long-acting beta2-agonist (LABA), VI, in a single inhaler. FF/VI has been developed under the 2002 LABA collaboration between Glaxo Group Limited and Theravance, Inc. The poster is filed as Exhibits 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit	Description

Exhibit 99.1	Efficacy and safety of once-daily fluticasone furoate/vilanterol (FF/VI) and FF over 12 weeks in patients with persistent asthma

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: May 20, 2014	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Efficacy and safety of once-daily fluticasone furoate/vilanterol (FF/VI) and FF over 12 weeks in patients with persistent asthma